Exhibit 10.13

ORDINARY SHARE PURCHASE AGREEMENT

This Ordinary Share Purchase Agreement (“Agreement”) is made as of ________________, 2010 (the “Effective Date”), between and among (i) China Broadband, Inc., a Nevada corporation (“CBBD”); (ii) China Broadband, Ltd., a company established and existing under the laws of the Cayman Islands (the “Buyer”) and a wholly-owned subsidiary of CBBD; and (iii) Weicheng Liu, an individual citizen of Canada (the “Seller”). Capitalized terms not otherwise defined have the meanings assigned to them in Appendix A. Each of the parties indicated in this preamble is referred to as a “Party” and collectively as the “Parties.”

RECITALS

A.
The Seller is the sole legal and beneficial owner of one (1) ordinary share (the “Share”) of Sinotop Group Limited, a Hong Kong company (the “Company”), representing one hundred percent (100%) of the issued and outstanding shares of the Company.

B.	CBBD is a company whose shares are publicly traded in the United States and the 100% owner of the Buyer.

C.
The Buyer desires to purchase, and the Seller desires to sell the Share on the terms and conditions set forth herein. The consideration for the purchase of the Share will take the form of common stock of CBBD. CBBD intends to account for the issuance of its shares as a contribution to the capital of the Buyer.

AGREEMENT

The Parties to this Agreement, intending to be bound thereby, in consideration for the mutual promises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is acknowledged by the Parties, agree as follows.

ARTICLE I

PURCHASE AND SALE OF SHARES; CLOSING

1.1
Sale and Purchase of Shares.   On the terms and subject to the conditions set forth in this Agreement, at the Closing, Seller will sell, transfer and assign to Buyer free and clear of all Encumbrances, and Buyer will purchase, acquire and accept from Seller, all of Seller’s right, title and interest in the Share for the consideration set forth in Section 1.2.

1.2
Consideration. In consideration of, and in payment for, the sale of the Share as contemplated by Section 1.2, the Buyer will deliver to Seller, within ten (10) days after Closing, one or more certificates representing such number of shares of the common stock of CBBD as is equal to 20.0% of the outstanding common stock of CBBD (including the shares of common stock of CBBD issuable upon conversion of the outstanding Series A Preferred Shares and Series B Preferred Shares of CBBD, but not including any shares of common stock of CBBD that are issuable upon the conversion, exercise or exchange of any other securities of CBBD that are convertible into or exercisable or exchangeable for, common stock of CBBD) immediately following the closing (the “CBBD Financing Closing”) of the financing referenced in Section 4.1(a) hereof (the “CBBD Shares”).  In addition, (A) the Seller will receive a three-year warrant to purchase a number of shares of CBBD common stock that is equal to 20.0% of the total number of shares of CBBD common stock underlying all outstanding warrants of CBBD as of immediately following the CBBD Financing Closing, (B) the Seller will receive a three-year option to purchase a number of shares of CBBD common stock that is equal to 20.0% of the total number of shares of CBBD common stock underlying all outstanding options of CBBD as of immediately following the CBBD Financing Closing, and (C) the Seller will be entitled to earn up to (I) an additional 5.0% of the outstanding common stock of CBBD (determined as aforesaid),  (II) three-year warrants to purchase a number of shares of common stock of CBBD that is equal to 5.0% of all outstanding shares underlying outstanding warrants of CBBD as of immediately following the CBBD Financing Closing, and (III) a three-year option to purchase a number of shares of CBBD common stock that is equal to 5% of the total number of shares of CBBD common stock underlying all outstanding options of CBBD as of immediately following the CBBD Financing Closing (collectively, the securities referred to in clauses (I), (II), and (III) are referred to herein as the “Earn-Out Securities”), if specified performance milestones, to be adopted by the Board of Directors of CBBD within thirty (30) days following the Closing, have been achieved.  The Board of Directors of CBBD will designate an earn-out period of no longer than two years following the Closing and will adopt earn-out milestones relating to net income targets or other measures of financial performance that must be achieved in order for Seller to receive the Earn-Out Securities and the Board of Directors of CBBD shall also indicate how many Earn-Out Securities are to be issued to the Seller upon the achievements of a given milestone.

1.3
Closing.   The closing of the sale and purchase of the Share under this Agreement (the “Closing”) will take place at the offices of Pillsbury Winthrop Shaw Pittman, 2475 Hanover Street, Palo Alto, California, on June 30, 2010, local time, or at such other time and/or place as the Seller and the Buyer may mutually agree in writing (such date is referred to in this Agreement as the “Closing Date”).

1.4	Deliveries at Closing.

(a)	At the Closing, the Parties will deliver to one another three (3) fully executed originals of this Agreement, unless delivered prior to Closing.

(b)	The Buyer will deliver to the Seller:

(i)	at the Closing, an original duly executed bought note and an original duly executed instrument of transfer in the forms attached as Exhibit 1.1(a)(i);

(ii)	within ten (10) days after the Closing, one or more certificates representing the CBBD Shares; and

(iii)	at the Closing, an employment agreement regarding the employment of Weicheng Liu by CBBD, duly executed by Weicheng Liu and CBBD, in substantially the form attached as Exhibit 1.1(a)(iii).

(c)	At the Closing, the Seller will deliver to the Buyer:

(iv)	an original duly executed sold note and an original duly executed instrument of transfer in the forms attached as part of Exhibit 1.1(a)(iv);

(v)	the original share certificate(s) (1) issued to the Seller and (2) to be issued to the Buyer in respect of the Share, if any, assigning the Shares to Buyer;

(vi)	A certified true copy of resolutions of the board of directors of the Company approving the Transactions in the form attached as Exhibit 1.1(a)(vi);

(vii)	all books and records of the Company (including its company chop and seal);

(viii)	where required by the Buyer, duly completed and executed documents required for the change in the bank account signatories of all bank accounts of the Company to the person designated by the Buyer;

(ix)	where applicable, all powers of attorney or other authorities under which the transfer of the Share has been executed;

(x)
such waivers, consents and other documents as the Seller may require to give the Buyer good title to the Share free from all claims, liens, charges, equities and encumbrances and third party rights of any kind and to enable the Buyer to become the registered holders thereof;

(xi)	a duly executed Consent of Spouse in the form attached as Exhibit 1.1(a)(xi); and

(xii)	Such documents as may be acceptable to the Buyer evidencing the satisfaction of the Conditions to the Buyer’s Obligation to Close set forth in Section 4.1.

1.5
Registration of Transfer of Share.   Seller will ensure that the transfer of the Share pursuant to this Agreement is registered with the competent Governmental Authorities, including, without limitation, preparing and executing or causing to be executed any other documents necessary for the Transactions contemplated by this Agreement, and submitting or causing to be submitted the same with the Hong Kong Companies Registry and/or any other competent authority and ensure all stamp duties are duly paid in accordance with applicable laws.

1.6
Transfer Expenses. Any taxes, duties, charges and fees payable in respect of the transfer and sale of the Share contemplated by this Agreement will be borne by Seller and Buyer, respectively, pursuant to the allocation of responsibilities as provided under relevant Hong Kong laws and regulations.  In the event such laws and regulations do not provide clearly whether certain taxes, charges and fees should be paid by Seller or Buyer, Seller and Buyer will share such taxes, charges and fees, including any stamp duty, equally.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Buyer, as of the date of this Agreement and as of the Closing Date, as set forth below.

2.1
Seller. The Seller is an individual citizen of Canada and has legal capacity to enter into this Agreement and perform his obligations hereunder. The Seller is not insolvent, has not declared bankruptcy, has not been the subject of the filing of a voluntary or involuntary petition in bankruptcy or any similar proceedings, and has not been party to any assignment for the benefit of creditors. All acts required to be taken by the Seller to enter into this Agreement and to carry out the Transactions have been properly taken.  This Agreement constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with the terms hereof

2.2
Title to the Share.   Seller is the sole owner of and has good title to the Share, free and clear of all Encumbrances and transfer restrictions, other than restrictions on transferability under securities laws of general applicability or as set out in the charter documents of the Company. Seller has not previously assigned or purported to assign the Share (or any part thereof) to any Person. Seller has made no general solicitation in connection with the Share.

2.3
Consents and Approvals.   To the best of the Seller’s knowledge, no consent, action, approval or authorization of, or registration, declaration or filing with, any Governmental Authority or other third party is required to be obtained by Seller to authorize the execution and delivery by Seller of this Agreement or the other Transaction Documents, the performance by Seller of the terms hereof and thereof or the consummation of the transactions contemplated hereby and thereby.

2.4	Other Instruments. At the Closing, the Seller, to the best of his knowledge will have executed any and all instruments necessary to effectuate the sale, transfer and assignment of the Share to Buyer.

2.5
Company.   The Company is duly organized, validly existing and in good standing under the laws of Hong Kong and has full corporate power and authority to own and hold its properties and to carry on its business as now conducted and as proposed to be conducted. The Company is not insolvent, has not been the subject of the filing of a voluntary or involuntary petition to wind-up or any proceedings placing it in receivership, and has not been party to any assignment for the benefit of creditors. The Company, to the best of the Seller’s knowledge, is not required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdiction of its incorporation. The Company does not own, beneficially or otherwise, any shares or other securities of, or any direct or indirect interest of any nature in, any other Entity. The Company has never conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than “Sinotop Group Limited.”

2.6
Subsidiaries.   Except as evidenced by the Sinotop VIE Agreements, (a) the Company does not own or control any equity security or other interest of any other corporation, partnership, limited liability company or other business entity; and (b) the Company is not a participant in any joint venture, partnership, limited liability company or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, limited liability company or other business entity.

2.7
Charter Documents; Records.   The Seller has delivered to (or made available for inspection by) the Buyer accurate and complete copies of: (a) the memorandum and articles of association or other comparable charter documents of the Company, including all amendments thereto; and (b) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There have been no meetings or other proceedings of the stockholders of the Company, the board of directors of the Company or any committee of the board of directors of the Company that are not fully reflected in such minutes or other records.  All of the records of the Company are maintained in accordance with sound and prudent business practices and in the actual possession and direct control of the Company.

2.8
Capitalization. The total authorized share capital of the Company is Ten Thousand Hong Kong Dollars (HK$10,000) consisting of Ten Thousand (10,000) ordinary shares of  one Hong Kong Dollar (HK$1.00) each, of which one (1) share is issued and outstanding. The Seller is the sole shareholder of the Company. There is no: (a) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company; (b) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company; or (c) contract or other agreement or arrangement under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities. There are no outstanding obligations of the Company, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any shares of the Company. No Person other than the Seller has any right to vote with respect to the sale of the Share to the Buyer or any of the other Transactions.

2.9
Title To Assets. Except for the Sinotop VIE Agreements, the Company owns no assets individually or in the aggregate having a value in excess of US$5,000, including accounts, notes or other amounts receivable, except for cash in an amount no greater than the aggregate principal amount of the loans evidenced by the Convertible Note Agreements.

2.10
Bank Accounts.  Each account maintained by or for the benefit of the Company at any bank or other financial institution, including the name of the institution, the name in which the account is maintained, and the names of all individuals authorized to draw on or make withdrawals from such account, are identified on Exhibit 2.10. There are no safe deposit boxes or similar arrangements maintained by or for the benefit of the Company.

2.11
Intellectual Property.   The Company does not own or license any Intellectual Property other than commercially available software having an aggregate value of less than US$1,000. The Company has not received any communications alleging that it has violated or, by conducting its Business, would violate any of the intellectual property rights of any other Person.

2.12	Contracts. The Company is not a party to any material contracts or other agreements, except for the Sinotop VIE Agreements and the Convertible Note Agreements.

2.13	Liabilities. The Company has no Liabilities except as may be reflected in the Sinotop VIE Agreements and the Convertible Note Agreements.

2.14
Compliance with Legal Requirements.   The Company has not received, at any time, any notice or other communication (in writing or otherwise) from any Governmental Authority or any other Person regarding any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement. To the knowledge of the Seller, the Company has complied with all applicable Legal Requirements in the conduct of its Business.

2.15
Governmental Authorizations. There are no authorizations or permits issued by any Governmental Authority which are required for the Company to conduct its business except for routine business licenses under Hong Kong law.

2.16
Tax Matters. The Seller has delivered to (or made available for inspection by) the Buyer accurate and complete copies of all Tax Returns, if any, that have been filed on behalf of or with respect to the Company since its formation. The information contained in such Tax Returns is accurate and complete in all respects. The Company has timely paid all Taxes required to be paid by it and has received no notice or other communication from any Governmental Authority indicating any default, deficiency, penalty or other adverse matter with regard to any Tax owed or purported to be owed by it. The Company has made provision on its books for all Taxes payable by it relating to periods for which no Tax Returns have been filed.

2.17	Employee and Labor Matters. The Company has no employees and has never had any employees.

2.18	Performance of Services. The Company has never provided services for compensation to any other Person.

2.19	Insurance. There is no insurance policy maintained by or at the expense of, or for the direct or indirect benefit of, the Company.

2.20
Related Party Transactions.   No Related Party, including the Seller, (a) has any direct or indirect interest of any nature in any of the assets of the Company except for Seller’s ownership of the Share; (b) is, or has at any time been, indebted to the Company; and (c) has any claim or right against the Company; except for the Seller’s spouse’s marital interest, if any, in the assets of the Company and her indirect interest in the rights under the Sinotop VIE Agreements held by reason of her ownership of Beijing Sino Top Scope Technology Co., Ltd., which is a part to the Sinotop VIE Agreements. No event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any claim or right in favor of any Related Party against the Company.

2.21
Proceedings.  There is no pending Proceeding, and to Seller’s knowledge, no Person has threatened to commence any Proceeding that involves the Company, or which reasonably could be anticipated to prevent, delay, make illegal or otherwise interfere with the consummation of the Transactions, and no condition or circumstance exists which might reasonably be expected to give rise to or serve as a basis for any such Proceeding. No Proceeding has ever been commenced by or against the Company in the past.

2.22	Investment Representations.

(a)
Purchase Entirely for Own Account.   The Seller is acquiring the CBBD Shares for his own account and not with a view to the resale or distribution of any part thereof, and the Seller has no present intention of selling or otherwise distributing such CBBD Shares, except in compliance with applicable securities laws.

(b)
Available Information.  The Seller has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in CBBD and has had full access to all the information he considers necessary or appropriate to make an informed investment decision with respect to the CBBD Shares.

(c)
Non-Registration.  The Seller understands that the CBBD Shares have not been registered under the Securities Act and, if issued in accordance with the provisions of this Agreement, will be issued by reason of a specific exemption from the registration provisions of the United States Federal Securities Act of 1933, as amended (the “Securities Act”) which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein.

(d)
Restricted Securities.   The Seller understands that the CBBD Shares are characterized as “restricted securities” under the Securities Act inasmuch as this Agreement contemplates that, if acquired by the Seller pursuant hereto, the CBBD Shares would be acquired in a transaction not involving a public offering. The Seller further acknowledges that if the CBBD Shares are issued to the Seller in accordance with the provisions of this Agreement, such Shares may not be resold without registration under the Securities Act or the existence of an exemption therefrom.  The Seller represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(e)	Accredited Investor. The Seller is an “accredited Investor” within the meaning of Rule 501 under the Securities Act.

(f)	Legends. It is understood that the CBBD Shares will bear the following legend or one that is substantially similar to the following legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (2) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

[THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED PURSUANT TO REGULATION S OF SECURITIES ACT, AND MAY NOT BE SOLD, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH, PURSUANT TO A REGISTRATION UNDER THE ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.  IN ADDITION, NO HEDGING TRANSACTION MAY BE CONDUCTED WITH RESPECT TO THESE SECURITIES UNLESS SUCH TRANSACTION IS IN COMPLIANCE WITH THE ACT.

2.23
Orders.   There is no Order in effect relating to the Business or assets of the Company to which the Seller, the Company, any Related Party, or any of the assets owned or used by the Company, is subject.

2.24
Non-Contravention; Consents. To the best knowledge of the Seller, neither the Company nor the Seller was, is or will be, required to make any filing with or give any notice to, or to obtain any Consent or authorization from any Governmental Authority from, any Person or Governmental Authority in connection with the execution and delivery of any of the Transaction Documents or the consummation or performance of any of the Transactions.

2.25
Certain Payments.   Neither the Seller nor any Person acting for or on behalf of the Company or the Seller has, at any time, directly or indirectly, with respect to the Business of the Company, (a) used the funds of the Seller or the Company, or will use any proceeds from the sale of the Share, to make any unlawful gift or payment to any Governmental Authority, governmental official or employee; or (b) made any payment or given any thing of value to any other Person for the purpose of obtaining business or favorable treatment in securing business.

2.26
Brokers.  The Company and the Seller have not agreed or become obligated to pay, and have not taken any action that might result in any Person claiming to be entitled to receive, any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants, to and for the benefit of the Seller, as follows:

3.1
Authority; Binding Nature of Agreements. The Buyer has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement, and the execution and delivery of this Agreement by the Buyer have been duly authorized by all necessary action on the part of the Buyer and its board of directors. The Buyer has the absolute and unrestricted right, power and authority to enter into and perform its obligations under this Agreement and the other Transaction Documents, all of which have been duly authorized by all necessary action on the part of the Buyer and its board of directors and/or stockholders. This Agreement constitutes the legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms. The execution and delivery of this Agreement and the other Transaction Documents will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their terms.

3.2
CBBD Shares.  When delivered to the Seller at the Closing, the CBBD Shares will be fully paid and non-assessable and free of any Encumbrances. Buyer has the legal authority to convey to Seller, at the Closing, good and marketable title to the CBBD Shares.

3.3
Brokers. The Buyer has not become obligated to pay, and has not taken any action that might result in any Person claiming to be entitled to receive any brokerage commission, finder’s fee or similar commission or fee in connection with any of the Transactions.

3.4
Capitalization. Attached hereto as Schedule 3.4 is a capitalization table that reflects the capitalization of CBBD as of immediately following the closing of the financing transactions contemplated by Section 4.1(a) hereof.

ARTICLE IV

CONDITIONS TO CLOSING

4.1	Conditions to the Buyer’s Obligation to Close. The Buyer’s obligation to purchase the Share at the Closing is conditioned on the following, unless earlier waived in writing by the Buyer:

(a)	Closing of financing. CBBD will have closed, or will close concurrently with the Closing, one or more equity financings resulting in gross proceeds to CBBD of at least US$9,000,000.

(b)	No Liabilities. As of the Closing Date, the Company will have no Liabilities other than as may be created by the Sinotop VIE Agreements.

(c)	Representations Accurate. All of the representations made by the Seller herein will be materially accurate and correct as of the Closing Date.

(d)
Delivery of Equity Transfer Documents.  The Seller shall have delivered to the Buyer the following undated documents in respect of the transfer of 100% equity interest in Beijing Sino Top Scope Technology Co., Ltd. from Zhang Yan, the sole existing shareholder of Beijing Sino Top Scope Technology Co., Ltd., to nominee(s) designated by the Buyer (“SinoTop BJ Transfer”),

(i)	three originals of duly executed equity transfer agreement in respect of SinoTop BJ Transfer in the form attached as Exhibit 4.1(d)(i);

(ii)	one original of the resolution of the sole shareholder of Beijing Sino Top Scope Technology Co., Ltd. approving the SinoTop BJ Transfer in the form attached as Exhibit 4.1(d)(ii);

(iii)
one original of Application Form of Change of Industry and Commerce Registration (工商登记变更申请表) in respect of SinoTop BJ Transfer and other related application documents to effect SinoTop BJ Transfer duly executed by the legal representative of Beijing Sino Top Scope Technology Co., Ltd. and affixed with the company seal of Beijing Sino Top Scope Technology Co., Ltd., to the satisfaction of the Buyer.

ARTICLE V

COVENANTS

5.1
Post-Closing Covenants of the Buyer.   As soon as practicable after the Closing, the Buyer will contribute an amount equal to at least 40,000,000 Renminbi (approximately US$6,000,000) to the capital of the Company in exchange for the issuance of additional shares of the Company to the Buyer.

5.2	Post-Closing Covenants of the Seller.

(a)
Establishment of WFOE.   The Seller will in good faith assist the Buyer and the Company to establish or complete the establishment of a new wholly foreign-owned enterprise in the People’s Republic of China (the “Sinotop WFOE”) owned 100% by the Company or an affiliate of the Company or the Buyer.

(b)
Assignment of Sinotop VIE Agreements.   The Seller will in good faith assist the Company in the assignment of the Sinotop VIE Agreements from the Company to the Sinotop WFOE or to another Person designated by Buyer, on the terms contained in the Termination, Assignment and Assumption Agreement in substantially the form attached as Exhibit 5.2(b), or on other terms acceptable to the Buyer and CBBD, and in the completion of the other transactions contemplated by that Agreement, and will procure the execution, delivery and performance thereof by Beijing Sino Top Scope Technology Co., Ltd. and its owner(s).

(c)
Covenant Not to Compete.  For a period of five years from and after the Closing Date (the “Noncompetition Period”), except as specified in Schedule 5.2, the Seller will not engage directly or indirectly in any business that the Company, the Buyer or any Affiliate of the Company or the Buyer conducts as of the Closing Date in any geographic area in which the Company, the Buyer or any Affiliate of the Company or the Buyer conducts or plans to conduct business as of the Closing Date; provided, however, that the Seller’s ownership of less than 1% of the outstanding stock of any publicly-traded corporation shall not deem the Seller to be engaged, solely by reason thereof, in any of its businesses.  During the Noncompetition Period, the Seller shall not induce or attempt to induce any customer or supplier or Affiliate of the Buyer to terminate its relationship with the Buyer or any Affiliate of the Buyer or to enter into any business relationship to provide or purchase the same or substantially the same services as are provided to or purchased from the business of the Company, the Buyer or any Affiliate of the Company or the Buyer which might harm the Buyer or any Affiliate of the Buyer.  During the Noncompetition Period, the Seller shall not, on behalf of any Entity other than the Buyer or an Affiliate of the Buyer, hire or retain, or attempt to hire or retain, in any capacity any person who is, or was at any time during the preceding twelve (12) months, an employee or officer of the Buyer or an Affiliate of the Buyer.  If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5.2(c) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(d)
Confidentiality and Non-Use.  All information and materials relating to the business or operations of CBBD or any of its subsidiaries or Affiliates (the "Group"), including but not limited to any information regarding the Group's business activities, personnel and compensation, financial condition, assets and liabilities, products, services, client identity and information, technical knowledge, trade secrets or confidential information respecting inventions, designs, methods, show-how, know-how, techniques, systems, processes, software, works of authorship, plans and proposals (collectively, the “Confidential Information”), shall be kept strictly secret and confidential by the Seller.  The Seller agrees to regard and preserve as confidential, all Confidential Information, whether or not it has such Confidential Information in writing, other physical or magnetic form, or such Confidential Information is contained in the Seller's memory.  The Seller shall not, and shall cause its agents not to, without written authority from CBBD to do so, directly or indirectly, use for any purpose, nor disclose to any other person or entity, at any time following the Effective Date, except as required by the conditions of the Seller's business relationship with the Group, any Confidential Information.  The Seller understands and acknowledges that any disclosure or misappropriation of the Confidential Information in violation of this Section 5.2(d) may cause irreparable harm to the Group, the amount of which may be difficult to ascertain, and therefore agrees that the Group shall have the right to apply to a court of competent jurisdiction for specific performance and/or an order restraining  and enjoining any such further disclosure or breach and for such relief as the Group shall deem appropriate.  Such right of the Group is to be in addition to the remedies otherwise available to the Group at law or in equity.

(e)
Resignation of Existing Sole Director.   At the request of the Buyer, the Seller, as the existing sole director of the Company, will resign from any directorship position in the Company and sign a letter of resignation from the existing sole director of the Company in a form satisfactory to the Buyer.

(f)
Completion of SinoTop BJ Transfer.   The Seller shall procure Zhang Yan, the sole shareholder and legal representative of Beijing Sino Top Scope Technology Co., Ltd., and/or other related people to execute and deliver such instruments and other documents, and to take such other actions, as the Buyer may reasonably request for the purpose of carrying out, effecting and completing SinoTop BJ Transfer and the relevant change of management of Beijing Sino Top Scope Technology Co., Ltd., including but not limited to a letter of resignation from the existing director of Beijing Sino Top Scope Technology Co., Ltd. in a form satisfactory to the Buyer.

ARTICLE VI

DISPUTE RESOLUTION

6.1	Friendly Negotiations. The parties will attempt in the first instance to resolve all disputes arising out of or relating to this Agreement (“Disputes”) through friendly consultations.

6.2
Commencement of Arbitration.   If no mutually acceptable settlement of the dispute is made within the sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the dispute for arbitration.

6.3
Arbitration.   If a Dispute is not resolved by consultations within sixty (60) days after one Party has served written notice on the other Party for the commencement of such consultations, then such dispute will be finally settled and determined by arbitration in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by Buyer, one chosen by Seller, and the third by agreement of the Parties; failing agreement within 30 days of commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a Dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

ARTICLE VII

MISCELLANEOUS

7.1
Further Assurances. Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the Transactions.

7.2
Survival.   The representations, warranties, covenants and agreements made herein shall survive any investigation made by Buyer and the closing of the Transactions.  All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Seller pursuant hereto in connection with the Transactions shall be deemed to be representations and warranties by the Seller solely as of the date of such certificate or instrument.

7.3
Fees and Expenses.  Without prejudice to Section 1.6, each Party will bear its own fees and expenses incurred in connection with the negotiation, execution and performance of its obligations under the Transaction Documents.

7.4
Notices.   Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, registered mail, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to Seller:	Weicheng Liu 88 East 4th Ring Road North Greenlake Place Building 8, Unit 2-1003 Beijing, China 100025 Fax number: +86 10 5928 2120
If to the Buyer:	China Broadband Ltd. c/o China Broadband, Inc. 1900 Ninth Street, 3rd Floor Boulder, Colorado 80302 Attention: Marc Urbach Fax Number: (303) 449.7799

With Copies to:	Pillsbury Winthrop Shaw Pittman LLP 2300 N Street, N.W. Washington, DC 20037 Attention : Louis A. Bevilacqua, Esq. Fax Number: (202) 663.8007

7.5	Time of The Essence. Time is of the essence of this Agreement.

7.6
Headings and Usage.   The headings contained in this Agreement are for convenience of reference only, will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement. For purposes of this Agreement: (a) the words “include” and “including” will be taken to include the words, “without limitation;” (b) a Person will be deemed to have “knowledge” of a particular fact or other matter if any Representative of such Person has knowledge of such fact or other matter; and (c) whenever the context requires, the singular number will include the plural, and vice versa; and each of the masculine, feminine and neuter genders will refer to the others.

7.7	Counterparts. This Agreement may be executed in several counterparts, each of which will constitute an original and all of which, when taken together, will constitute one agreement.

7.8
Governing Law.   This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of Hong Kong (without giving effect to principles relating to conflict of laws).  This Agreement is written in English and the English language will govern this Agreement.

7.9
Successors and Assigns; Parties in Interest. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each Person who shall be a holder of the Share from time to time.

7.10	Assignment. Neither Party may assign any of its rights or delegate any of their obligations under this Agreement without the other Party’s prior written consent.

7.11	Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all Parties.

7.12
Severability.   In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

7.13
Entire Agreement.   The Transaction Documents set forth the entire understanding of the parties relating to the subject matter thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter thereof.

7.14
Confidentiality.   Each Party agrees that, except with the prior written consent of the other Party, it shall at all times keep confidential and not divulge, furnish or make accessible to anyone any confidential information, knowledge or data concerning or relating to the business or financial affairs of the other Parties to which such Party has been or shall become privy by reason of this Agreement, discussions or negotiations relating to this Agreement, the performance of its obligations hereunder or the ownership of the Share purchased hereunder. The provisions of this Section 7.14 shall be in addition to, and not in substitution for, the provisions of any separate nondisclosure agreement executed by the Parties.

 [Remainder of Page Intentionally Left Blank]

In Witness Whereof, the Parties have caused this Ordinary Share Purchase Agreement to be executed and delivered as of the date first set forth above.

“SELLER”	“BUYER”

Weicheng Liu, an individual	China Broadband, Ltd., a Cayman Islands company

By:
Name: Marc Urbach
Its: President

“CBBD”
China Broadband, Inc., a Nevada company

By:
Name: Marc Urbach
Its: President

Appendix A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Appendix A):

“Agreement” means the Ordinary Share Purchase Agreement to which this Appendix A is attached, as it may be amended from time to time.

“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person.  As used in this definition, "control" shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise); provided, that, beneficial ownership of 10% or more of the voting securities (or the equivalents) of a Person shall be deemed to be control.  With respect to any Person who is an individual, "Affiliates" shall mean such individual's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of such individual and/or such individual's spouse, their respective ancestors and/or descendants (whether natural or adopted).

“Business” means the business or commercial activities carried out by the Company as of the Effective Date.

“Buyer” is defined in the Preamble to the Agreement.

“CBBD” is defined in the Preamble to the Agreement.

“CBBD Shares” is defined in Section 1.2.

“Closing” and “Closing Date” are defined in Section 1.3.

“Company” is defined in Recital A.

“Convertible Note Agreements” means (a) that certain Note Purchase Agreement dated as of March 9, 2010, by and between the Buyer and the Company, and the other documents and instruments contemplated therein; and (b) that certain Note Purchase Agreement dated as of June 24, 2010, between and among the Company, Chardan SPAC Asset Management LLC, and Steven Oliveira, and the other documents and instruments contemplated therein.

“Disputes” is defined in Section 6.1.

“Effective Date” is defined in the Preamble to the Agreement.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, equity, trust, equitable interest, claim, preference, right of possession, lease, tenancy, license, encroachment, covenant, infringement, interference, Order, proxy, option, right of first refusal, preemptive right, community property interest, legend, defect, impediment, exception, reservation, limitation, impairment, imperfection of title, condition or restriction of any nature (including any restriction on the transfer of any asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Governmental Authority” means any: (a) nation, principality, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or Entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, Entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Intellectual Property” means any patent, patent application, trademark (whether registered or unregistered and whether or not relating to a published work), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, franchise, system, computer software, invention, design, blueprint, proprietary product, technology, proprietary right, and improvement on or to any of the foregoing, or any other intellectual property right or intangible asset.

“Legal Requirement” means any national (or federal), provincial, state, local, municipal, foreign or other constitution, law, statute, legislation, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with generally accepted accounting principles and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Order” means any: (a) order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, verdict, sentence, subpoena, writ or award issued, made, entered, rendered or otherwise put into effect by or under the authority of any court, administrative agency or other Governmental Body or any arbitrator or arbitration panel; or (b) Contract with any Governmental Body entered into in connection with any Proceeding.

“Party” and “Parties” are defined in the Preamble to the Agreement.

“Person” means any individual, Entity or Governmental Authority.

“Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding and any informal proceeding), prosecution, contest, hearing, inquiry, inquest, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority or any arbitrator or arbitration panel.

“Related Party” – each of the following is a “Related Party”: (a) each individual who is, or who has at any time been, an officer of the Company; (b) each member of the family of each of the individuals referred to in clause “(a)” above; and (c) any Entity (other than the Company) in which any one of the individuals referred to in clauses “(a)” and “(b)” above holds or held (or in which more than one of such individuals collectively hold or held), beneficially or otherwise, a controlling interest or a material voting, proprietary or equity interest.

“Securities Act” is defined in Section 2.22(c).

“Seller” is defined in the Preamble to the Agreement.

“Share” is defined in Recital A.

“Sinotop VIE Agreements” means the following agreements:

•	Management Services Agreement, dated as of March 9, 2010, by and between Beijing Sino Top Scope Technology Co., Ltd. and Sinotop Group Limited.

•
Option Agreement, dated as of March 9, 2101, between and among Beijing Sino Top Scope Technology Co., Ltd., Sinotop Group Limited, and Zhang Yan as the sole shareholder of Beijing Sino Top Scope Technology Co., Ltd.

•
Equity Pledge Agreement, dated as of March 9, 2010, between and among Beijing Sino Top Scope Technology Co., Ltd., Sinotop Group Limited, and Zhang Yan as the sole shareholder of Beijing Sino Top Scope Technology Co., Ltd.

•
Voting Rights Proxy Agreement, dated as of March 9, 2010, between and among Beijing Sino Top Scope Technology Co., Ltd., Sinotop Group Limited, and Zhang Yan as the sole shareholder of Beijing Sino Top Scope Technology Co., Ltd.

“Sinotop WFOE” is defined in Section 5.2(a).

“Taxes” means with respect to any Person, (a) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties and other taxes, fees, assessments or charges of any kind whatsoever, together with all interest and penalties, additions to tax and other additional amounts imposed by any taxing authority (domestic or foreign) on such Person (if any) and (b) any liability for the payment of any amount of the type described in the clause (a) above as a result of being a “transferee” of another entity or a member of an affiliated or combined group, and “Tax” will have the correlative meaning.

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Transactions” means the sale and purchase of the Share and the other transactions contemplated by this Agreement.

“Transaction Documents” means this Agreement and all other agreements, instruments and other documents contemplated to be executed, delivered or performed as set forth herein.

Exhibit 1.1(a)(iii)

EMPLOYMENT AGREEMENT

(attached)

Exhibit 1.1(a)(iv)

FORM OF
INSTRUMENT OF TRANSFER

Weicheng Liu (hereinafter called the “Transferor”), in consideration of Ninety Million Seven Hundred Seventy Seven Thousand Two Hundred Ninety Eight (90,777,298) shares of common stock of China Broadband, Inc. delivered to him by China Broadband Ltd. (hereinafter called “the said Transferee”), does hereby transfer to the said Transferee the one (1) share numbered 1 standing in his name in the Register of Sinotop Group Limited, to hold unto the said Transferee or its Assigns, subject to the several conditions upon which it holds the same at the time of execution hereof. And the said Transferee does hereby agree to take the said Share subject to the same conditions.

Witness our hands this date, June 30, 2010:

Witness to the signature of the Transferor	)

Signature:	)
Name:	)
Address:	)

(Transferor Signature)

Witness to the signature of the Transferee	)

Signature:	)
Name:	)
Address:	)

(Transferee Signature)

Exhibit 1.1(a)(iv)

FORM OF SOLD NOTE

The undersigned hereby confirms having this day sold to China Broadband Ltd., one (1) share of Sinotop Group Limited in consideration for Ninety Million Seven Hundred Seventy Seven Thousand Two Hundred Ninety Eight (90,777,298) shares of the common stock of China Broadband, Inc.

Dated: June 30,  2010

WEICHENG LIU

FORM OF BOUGHT NOTE

The undersigned hereby confirms having this day bought from Weicheng Liu one (1) share of  Sinotop Group Limited, in consideration for Ninety Million Seven Hundred Seventy Seven Thousand Two Hundred Ninety Eight (90,777,298) shares of the common stock of China Broadband, Inc.

Dated: June 30, 2010

CHINA BROADBAND LTD.

By:
Name: Marc Urbach
Title:

Exhibit 1.1(a)(vi)

Board Resolutions

Exhibit 1.1(a)(xi)

Consent of Spouse

(attached)

Exhibit 2.10

Bank Accounts

(to be supplied by Seller)

Exhibit 5.2(b)

Termination, Assignment and Assumption Agreement

(attached)

SCHEDULE 3.4

CAPITALIZATION

The authorized capital stock of the Company consists of 95,000,000 shares of common stock, $0.001 par value, and 5,000,000 shares of undesignated preferred stock, $0.001 par value.  As of the date hereof (a) 65,086,152 shares of the Company’s common stock are issued and outstanding, (b) no shares of preferred stock are issued and outstanding, (c) no shares of the Company’s common stock or preferred stock are held by the Company in its treasury, (d) no shares of the Company’s common stock or preferred stock area issuable pursuant to a Company stock plan, (e) an aggregate of 17,192,300 shares of the Company’s common stock are issuable and reserved for issuance pursuant to outstanding options and warrants.

Attention is called to the Common Stock Financing referred to in Section 7.15, the Debt Conversion, and the Series B Financing referred to in Section 7.16.

Current Capitalization Table
		Common	Warrants*	Options	Fully Diluted	Common%
Current Shareholders		61,986,152	10,246,467	317,500	72,550,119	95.2%
Oliveira Common		3,100,000	-	-	3,100,000	4.8%
Oliveira Convertible Debt	2,133,400		2,666,667	-	2,666,667	0.0%
Convertible Debt	3,142,752		3,961,666	-	3,961,666	0.0%
Total	$5,276,152	65,086,152	16,874,800	317,500	82,278,452	100%

Post Raise Capitalization Table
		Common	Warrants	Options	Fully Diluted		Common%
Current Shareholders		61,986,152	10,246,467	317,500	72,550,119		13.7%
Converted Debt	3,142,752	62,855,040	66,816,706	-	129,671,746	b	13.8%
New Investors	2,625,000	52,500,000	52,500,000	-	105,000,000	c	11.6%
Preffered A	3,500,000	70,000,000	240,000,000	40,000,000	350,000,000	a	15.4%
SM Deal Terms	500,000	10,000,000	10,000,000	-	20,000,000		2.2%
Preffered B	2,400,000	48,000,000	48,000,000	-	96,000,000		10.6%
Oliveira Loan Conversion	600,000	12,000,000	36,000,000	-	48,000,000	a	2.6%
Oliveira Converted Debt	2,133,400	42,666,000	42,666,000	-	85,336,000	b	9.4%
Oliveira Common		3,100,000	2,666,667	-	5,766,667		0.7%
Officers			-	80,000,000	80,000,000		0.0%
Agents		-	5,250,000	-	5,250,000	a	0.0%
Sinotop		90,777,298	128,536,960	30,079,375	249,393,633	d	20.0%

Total	$14,901,152	453,886,490	642,684,800	150,396,875	1,246,968,165		100%

a	cashless, non-callable

b	assumes 100% debt conversion (50% required)

c	assumes $9,625,000 raise

d
This capitalization table reflects the maximum number of shares that will be issuable immediately upon consummation of the offering.  While a final determination has not been made regarding the number of shares issuable to Sinotop, the number above reflects the maximum possible number.  In addition, Sinotop requires that the Sinotop Acquisition Agreements number above include and earn-out provision such that, in the event that Sinotop achieves certain mutually agreed upon milestones, Sinotop could receive additional shares of common stock and warrants equal to a maximum of 5% of the number of shares of common stock and warrants identified above.  Based on the above maximum numbers, the earn-out would result in the issuance of an additional 22,694,325 shares of common stock and 32,134,240 warrants to Sinotop.

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SCHEDULE 5.2

EXCEPTIONS TO NON-COMPETE

The Seller is the sole shareholder of Codent Networks (Shanghai) Co. Ltd. (“科顿网络通讯技术（上海）有限公司”), a wholly foreign owned enterprise incorporated in Shanghai, China with a registered capital of USD$710,000. The company’s main business is to develop and market mobile software solutions and services. It is engaging with Xinhua Mobile TV Co. on mobile streaming video service and with China Telecom on mobile payment and other mobile phone based services to mobile consumers and enterprise customers.

Codent’s business existed prior to the Seller employment agreement with CBBD. Some of Codent’s business, for example, the mobile streaming video and mobile payment, may be considered similar in nature with CBBD’s video-on-demand and pay-per-view services in the mobile space.

The Seller is not involved in Codent’s operation or management, and less than 10% of the Seller’s time is spent serving as the sole shareholder, legal representative and chairperson of the company.

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